Exhibit 99

News Release

For Immediate Release



          THE BANK OF NEW YORK COMPANY, INC. REPORTS
       18% INCREASE IN FOURTH QUARTER EARNINGS PER SHARE;
            POSITIVE CORE OPERATING LEVERAGE AND
STRONG GROWTH IN SECURITIES SERVICING REVENUE AND NET INTEREST INCOME

NEW YORK, N.Y., January, 18, 2006 -- The Bank of New York Company, Inc. (NYSE: BK) reported today fourth quarter net income of $405 million compared with $351 million in the year-ago quarter and diluted earnings per share of 53 cents, up 18% over the 45 cents earned in the fourth quarter of 2004. Third quarter 2005 earnings were $389 million and 51 cents. Full-year 2005 net income was $1,571 million compared to $1,440 million in 2004 while diluted earnings per share was up 10% to $2.03 from $1.85 in 2004.
Reported EPS reflects a reduction of 3 cents for the fourth quarter 2004 and full-year 2004 due to items detailed in Note 1.

Performance Highlights

*Positive core operating leverage over year-ago and sequential quarters.
 See Note 4.
*Securities servicing fees up 10% versus the year-ago quarter and on a full-year basis. The growth was led by strong performance in investor, issuer and broker-dealer services.
*Strong net interest income, driven by the Company's sound interest rate positioning and strong liquidity generated by its core servicing businesses. *Foreign exchange and other trading revenues up 10% from the year-ago quarter. *Private client services and asset management revenues were up 10% from the year-ago quarter.

     Chairman and Chief Executive Officer Thomas A. Renyi stated,
"Our fourth quarter and full-year results reflect the accelerating earnings power of our franchise. We are achieving double-digit revenue growth in many of our key business lines and are positioned to generate positive operating leverage on a consistent basis - a primary goal for us.

     We have good momentum entering 2006 and continue to position our Company for long-term growth and success. During 2005 we formed strategic alliances to penetrate faster-growing markets in France, Germany, the Nordic and Baltic region, Japan, Australia, and India. We also continued to expand our market presence in high-growth areas such as hedge fund servicing and collateral management, while extending our capabilities in the rapidly growing area of alternative investments. Through these initiatives, our strengthened marketing programs, and the gains we are making in service quality and client-focused technology, we will create new growth opportunities in the year ahead."

SECURITIES SERVICING FEES

                                             Percent Inc/(Dec)
                                             -----------------   Year-to-date  Percent
                                             4Q05 vs. 4Q05 vs.  --------------   Inc/
(In millions)            4Q05   3Q05   4Q04    3Q05     4Q04     2005    2004   (Dec)
                        ------ ------ ------ -------- --------  ------  ------ -------
Execution and
 Clearing Services      $  321 $  314 $  301       2%       7%  $ 1,222  $ 1,145   7%

Investor Services          265    265    240       -       10     1,060      924  15

Issuer Services            171    170    150       1       14       639      583  10

Broker-Dealer Services      58     57     50       2       16       227      205  11
                        ------ ------ ------                     ------  -------
Securities
  Servicing Fees        $  815 $  806 $  741       1       10   $ 3,148  $ 2,857  10
                        ====== ====== ======                    =======  =======

     Double-digit securities servicing fee growth over the fourth quarter and full-year 2004 periods reflects solid growth across all businesses.
On a sequential-quarter basis, fees were marginally higher, reflecting modest growth in execution & clearing, issuer services, and broker-dealer services.

     Execution and clearing fees increased from both the fourth quarter and full-year 2004, reflecting organic growth at Pershing and in the execution businesses as well as the additional revenues from the LJR acquisition. Pershing's revenues were up on a sequential basis, while the execution business also improved reflecting higher activity levels and continued strength in transition management. The execution and clearing businesses include institutional agency brokerage, electronic trading, transition management services, independent research and, through Pershing, correspondent clearing services such as clearing, execution, financing, and custody for introducing broker-dealers.

     Investor services fees rose significantly from the year-ago quarter due to strong performance in key business lines. Global and domestic fund services and custody were favorably impacted by new customer wins and strong organic growth, while securities lending improved year-over-year due to higher loan volumes driven by new business wins as well as a favorable spread environment. Sequential performance reflects solid results across most businesses offset by the impact of business lost through client consolidation. Investor services includes global fund services, global custody, securities lending, global liquidity services and outsourcing.

    Issuer services fees increased versus the year-ago periods due to higher levels of trading activity and greater corporate actions in depositary receipts, as well as continued strength in international issuance and structured products in corporate trust. The sequential quarter increase from the strong third quarter reflects higher depositary receipt revenue resulting from a greater number of corporate actions and strong investment flows into the international markets, which drove increased depositary receipt issuance. In corporate trust, growth was led by fees from international issuance.

     Broker-dealer services fees improved versus the year-ago periods as a result of increased collateral management activity and greater volumes in government securities clearance. Sequential performance improved due to higher fees in collateral management.

NONINTEREST INCOME

                                             Percent Inc/(Dec)
                                             -----------------   Year-to-date  Percent
                                             4Q05 vs.  4Q05 vs. --------------   Inc/
(In millions)             4Q05   3Q05   4Q04    3Q05      4Q04    2005    2004   (Dec)
                        ------ ------ ------ --------  -------  ------  ------ -------
Servicing Fees
  Securities            $  815 $  806 $  741       1%      10%   $3,148  $2,857    10%
  Global Payment
   Services                 68     75     72      (9)      (6)      294     319    (8)
                        ------ ------ ------                    -------  ------
                           883    881    813       -        9     3,442   3,176     8
Private Client
 Services and Asset
 Management Fees           127    120    115       6       10       490     448     9
Service Charges and Fees    94     93     98       1       (4)      382     384    (1)
Foreign Exchange and
 Other Trading Activities   99     93     90       6       10       391     364     7
Securities Gains            18     15     18      20        -        68      78   (13)
Other*                      53     46     42      15       26       183     200    (9)
                        ------ ------ ------                     ------  ------
Total Noninterest
  Income                $1,274 $1,248 $1,176       2        8    $4,956  $4,650     7
                        ====== ====== ======                     ======  ======

*See Note (3).

     The increase in noninterest income versus the fourth quarter and year-to-date periods of 2004 reflects broadly stronger performance in securities servicing, foreign exchange and other trading, and private client services and asset management. The sequential increase in noninterest income primarily reflects increases in foreign exchange and other trading, private client services and asset management, and other income.

     Global payment services fees decreased from the fourth quarter and full-year of 2004 and on a sequential-quarter basis. The declines reflect customers choosing to pay with higher compensating balances, which benefits net interest income. On an invoiced services basis, total revenue was up 3% over the fourth quarter of 2004 and 5% for the full year.

     Private client services and asset management fees for the fourth quarter were up from the fourth quarter of 2004 reflecting higher fees at the Company's asset management subsidiaries including Gannett, Welsh and Kotler, Estabrook, and Ivy Asset Management. The sequential quarter increase reflects growth in private banking fees and in revenue at Ivy Asset Management. Total assets under management were $105 billion, up from $102 billion a year ago and marginally lower from $106 billion at September 30, 2005.

     Service charges and fees were down from the fourth quarter of 2004 and were up slightly from the third quarter of 2005. Full year service charges and fees decreased slightly from 2004 due to lower retail transaction fees. The sequential quarter increase reflects higher loan syndication fees.

     Foreign exchange and other trading revenues were up significantly from the fourth quarter of 2004 and on a sequential-quarter basis.
The positive variances result from higher client activity in foreign exchange as well as improved results in interest rate derivatives.
The increase in the year 2005 compared with 2004 was due to higher customer-driven foreign exchange and increased interest rate derivative trading, partially offset by weaker trading results at Pershing.

      Securities gains in the fourth quarter were flat from the fourth quarter of 2004 and were up compared with the third quarter of 2005.
The sequential quarter increase reflects higher gains in the Company's sponsor fund portfolio. For the year ended December 31, 2005, securities gains declined versus a year ago, reflecting $19 million of realized gains on four sponsor fund investments recorded in the first quarter of 2004. See Note 1.

     Other noninterest income increased versus the fourth quarter of 2004 and the third quarter of 2005. The fourth quarter of 2005 included the sale of a building for a $10 million pre-tax gain and four New York Stock Exchange seats for a $6 million pre-tax gain. On a year-to-date basis, other noninterest income included a $17 million gain on the second quarter 2005 sale of the Company's interest in Financial Models Company, Inc., a $12 million gain on the sale of certain Community Reinvestment Act investments in the third quarter, a $12 million gain on the sale of eight New York Stock Exchange seats in the third and fourth quarters and the above gain on the sale of a building. For the year ended December 31, 2005, other noninterest income was down from the year ended December 31, 2004, primarily reflecting a 2004 pre-tax gain of $48 million on the sale of a portion of the Company's investment in Wing Hang Bank Limited. See Note 1.

NET INTEREST INCOME

                                        Percent Inc/(Dec)      Year-to-date       Percent Inc/(Dec)
(Dollars in millions)                  ------------------   --------------------  -----------------
                                        4Q05   4Q05   4Q05
                                         vs     vs     vs
             4Q05   3Q05   4Q04   4Q04  3Q05   4Q04   4Q04           2004    2004
                         Reported Core**     Reported Core** 2005  Reported  Core** Reported  Core**
             ----   ---- -------  ----  ---- -------- ----   ----  --------  -----  --------  ------
Net Interest
 Income      $492   $492   $527    $448    -%   (7)%  10%   $1,909  $1,645   $1,711    16%      12%
Tax
  Equivalent
  Adjustment*   7      8      9       9                         29      30       30
             ----   ----   ----    ----                     ------  ------   ------
Net Interest
  Income  on
  a Tax
  Equivalent
  Basis      $499   $500   $536    $457    -    (7)    9    $1,938  $1,675   $1,741    16       11
             ====   ====   ====    ====                     ======  ======   ======
Net Interest
  Rate
  Spread     1.71%  1.84%  2.26%   1.87%                      1.83%   1.78%   1.86%
Net Yield on
  Interest
  Earning
  Assets     2.35   2.42   2.64    2.25                       2.36    2.07    2.15

*  See Note (2)

** Excludes SFAS 13 adjustment.  See Note (1).

     Net interest income on a reported basis decreased on a year-over-year quarterly basis reflecting the leasing adjustment recorded in the fourth quarter of 2004. See Note 1. On a core basis, net interest income increased over the fourth quarter and year 2004 reflecting strong liquidity generated by the Company's securities servicing businesses and sound interest rate positioning. Net interest income was flat on a sequential quarter basis, reflecting higher earning assets offset by the aggregate $14 million impact of a cumulative adjustment in the Company's reserve position with the Federal Reserve and the interest impact of depositing funds with the IRS related to the anticipated LILO settlement. The fourth quarter 2005 compared to the third quarter had lower interest income related to nonperforming assets.

NONINTEREST EXPENSE AND INCOME TAXES

                                              Percent Inc/(Dec)
                                              -----------------  Year-to-date  Percent
                                              4Q05 vs. 4Q05 vs. --------------   Inc/
(In millions)              4Q05   3Q05   4Q04   3Q05     4Q04     2005    2004   (Dec)
                         ------ ------ ------ -------- -------- ------  ------ -------
Salaries and
  Employee Benefits      $  647  $ 644 $  617      -%       5%  $2,549  $2,324    10%
Net Occupancy                84     79     75      6       12      323     305     6
Furniture and Equipment      53     52     51      2        4      208     204     2
Clearing                     50     49     45      2       11      187     176     6
Sub-custodian Expenses       24     25     22     (4)       9       96      87    10
Software                     53     54     43     (2)      23      215     193    11
Communications               26     24     23      8       13       95      93     2
Amortization
 of Intangibles              12     10      9     20       33       40      34    18
Other                       199    198    212      1       (6)     770     706     9
                          ------ ------ ------                   -----   ------
Total Noninterest
   Expense               $1,148 $1,135 $1,097      1        5   $4,483  $4,122     9
                         ====== ====== ======                   ======  ======

     Noninterest expense was up compared with the fourth quarter of 2004 and the third quarter of 2005. The increase versus the year-ago quarter reflects increased staffing and clearing costs associated with new business and acquisitions, as well as higher pension and option expenses, expanded occupancy costs associated with business continuity, and higher legal costs. Other expenses in the 2004 fourth quarter included the $30 million reserve associated with the RW Leasing matter.

     Relative to the year-ago quarter, salaries rose 2% as tight headcount control and reengineering and relocation projects offset the impact of business wins, acquisitions and additional legal and compliance personnel. Benefit expense increased due to higher stock options, pension, medical, and incentive payments. Salaries and employee benefits expense for the fourth quarter increased slightly on a sequential quarter basis, reflecting higher incentive compensation as well as increased medical costs. For the full-year 2005, salaries and employee benefit expense also was higher compared to the full-year 2004, reflecting many of these same factors affecting the year-over-year quarterly comparison.

     Occupancy expenses were up sequentially reflecting the costs associated with the Company's new out-of-region data center in the mid-south region of the U.S. and the growth center in Manchester, England. On an annual basis, occupancy expenses were up from 2004, primarily reflecting the same factors affecting the sequential quarter comparison as well as higher energy costs. Occupancy expense in 2004 included lease termination expenses of $8 million recorded in the first quarter of 2004.

     The increase in clearing expenses in the year-over-year periods reflects higher expenses associated with acquisitions within the execution business.

     On a sequential-quarter basis, other expenses in the fourth quarter of 2005 increased due to higher costs for legal, seasonal travel, and employment agencies tied to hiring. On a year-to-date basis, other expenses included $14 million (both pre- and after-tax) of expenses set aside for the settlement of the previously disclosed Russian funds transfer matter in the third quarter of 2005, while the second quarter included $10 million
($7 million after-tax) for the potential settlement of certain regulatory matters. In the fourth quarter of 2004, other expenses included $30 million ($22 million after-tax) of expenses accrued for the settlement of the RW Leasing matter.

     The effective tax rate for the fourth quarter of 2005 was 33.3%, compared to 42.8% in the fourth quarter of 2004 and 34.7% in the third quarter of 2005. The effective tax rate for the year ended December 31, 2005, was 33.6%, compared with 33.3% for the year ended December 31, 2004.
The decrease from the fourth quarter of 2004 primarily reflects the expensing in 2004 of the potential LILO settlement. The sequential quarter decrease principally reflects the impact on the third quarter of 2005 of the non-deductibility of the amount associated with the settlement referenced above and the tax impact on the sale of the CRA investments. The increase in the year 2005 compared with 2004 is due to higher state and local income taxes. The effective tax rates in all periods reflect a reclassification related to Section 42 tax credits. See Note 3.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS

                                 4th       3rd       4th
                               Quarter   Quarter   Quarter     Year-to-date
(In millions)                    2005      2005      2004      2005     2004
                               -------   -------   -------    --------------
Provision                      $    10   $    10   $    (7)  $    15   $    15
                               =======   =======   =======   =======   =======
Net Charge-offs:
  Commercial                   $  (139)  $    (2)  $    (1)  $  (143)  $   (22)
  Foreign                           (1)       (2)        2        (7)      (24)
  Regional Commercial               (3)       (3)       (8)       (9)       (9)
  Consumer                          (8)       (6)       (5)      (27)      (28)
                               --------  --------  --------  --------  --------
     Total                     $  (151)  $   (13)  $   (12)  $  (186)  $   (83)
                               =======   =======   =======   =======   =======

	During the fourth quarter of 2005 the Company charged-off $139 million of leases with two bankrupt airline customers.

LOANS

                                    December 31,  September 30,   December 31,
(Dollars in millions)                       2005           2005           2004
                                    ------------   ------------   ------------
Margin Loans                        $      6,089   $      6,320   $      6,059
Non-Margin Loans                          34,637         35,823         29,722
                                    ------------   ------------   ------------
Total Loans                         $     40,726   $     42,143   $     35,781
                                    ============   ============   ============

Allowance for Loan Losses           $        411   $        561   $        591
Allowance for Lending-Related
  Commitments                                154            146            145
                                    ------------   ------------   ------------
Total Allowance for Credit Losses   $        565   $        707   $        736
                                    ============   ============   ============

Allowance for Loan Losses
  As a Percent of Total Loans               1.01%          1.33%          1.65%
Allowance for Loan Losses
  As a Percent of Non-Margin Loans          1.19           1.57           1.99
Total Allowance for Credit Losses
  As a Percent of Total Loans               1.39           1.68           2.06
Total Allowance for Credit Losses
  As a Percent of Non-Margin Loans          1.63           1.97           2.48

NONPERFORMING ASSETS


                                                             Change
                                                           12/31/2005     Percent
                                                               vs.          Inc/
(Dollars in millions)               12/31/2005  9/30/2005   9/30/2005      (Dec)
                                    ---------   ---------   -----------   ------
Loans:
     Commercial                     $      17   $    35     $    (18)      (51)%
     Foreign                               14        15           (1)       (7)
     Other                                 35        57          (22)      (39)
                                    ---------   ---------   -----------
  Total Nonperforming Loans                66       107          (41)      (38)
Other Assets Owned                         13         -           13         -
                                    ---------   ---------   -----------
  Total Nonperforming Assets        $      79   $   107     $    (28)      (26)
                                    =========   =========   ===========

Nonperforming Assets Ratio                0.2%        0.3%
Allowance for Loan
   Losses/Nonperforming Loans           629.7%      524.9%
Allowance for Loan
   Losses/Nonperforming Assets          524.0       524.9
Total Allowance for Credit
   Losses/Nonperforming Loans           865.4       661.2
Total Allowance for Credit
   Losses/Nonperforming Assets          720.2       661.2

     The sequential quarter decrease in nonperforming loans primarily reflects completion of the sale of the Company's exposure to a cable operator that was categorized as nonperforming.

OTHER DEVELOPMENTS

     On January 3, 2006, the Company acquired Alcentra Group Limited, an international asset management group focused on funds that invest in non-investment grade debt. Alcentra's management team will retain a 20 percent interest. Alcentra has operations in London and Los Angeles and currently manages 15 different investment funds with over $6.2 billion of assets.

     On January 17, 2006, the Company announced a definitive agreement to acquire Urdang Capital Management, Inc., a real estate investment management firm that manages more than $2.7 billion in direct investments and portfolios of REIT securities. The transaction is expected to close by the end of the first quarter, pending regulatory approval and other customary conditions of closing.

     If these acquisitions had closed prior to December 31, 2005, the tangible common equity ratio would have been reduced by approximately 33 basis points from 5.57% to 5.24%.

     In the fourth quarter of 2005, the Company's new data center in the mid-south region of the U.S. became operational. The new data center will improve the geographic diversification and resilience of the Company's operations and will support the processing needs of the Company's institutional and retail customers.

CONFERENCE CALL INFORMATION

     Thomas A. Renyi, chairman and chief executive officer, and Bruce W. Van Saun, vice chairman and chief financial officer, will review the quarterly results in a live conference call and audio webcast today at 10:30 a.m. ET.

The presentation will be accessible from the Company's website at

* www.bankofny.com/earnings and
* By telephone at (888)677-2456 within the United States or
  (517)623-4161 internationally.
* Passcode is "The Bank of New York."
* Replay of the call will be available through the Company's website and also by telephone at (866)515-1614 within the United States or
  (203)369-2024 internationally.

    The Bank of New York Company, Inc. (NYSE: BK) is a global leader in providing a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide. The Company has a long tradition of collaborating with clients to deliver innovative solutions through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services. The Company's extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations.
Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has consistently played a prominent role in the evolution of financial markets worldwide.

                                ***************************

                                THE BANK OF NEW YORK COMPANY, INC.
                                      Financial Highlights
                        (Dollars in millions, except per share amounts)
                                           (Unaudited)

                                             December 31,   September 30,   December 31,
                                                2005           2005            2004
                                            -------------   -------------   ------------

  Quarter
  -------
  Revenue (tax equivalent basis)            $      2,237   $       2,126   $      1,967
  Net Income                                         405             389            351
  Basic EPS                                         0.53            0.51           0.45
  Diluted EPS                                       0.53            0.51           0.45
  Cash Dividends Per Share                          0.21            0.21           0.20
  Return on Average Common
   Shareholders' Equity                            16.57%          16.15%         15.34%
  Return on Average Assets                          1.53            1.53           1.40
  Efficiency Ratio                                  65.4            65.5           64.8

  Year-to-date
  ------------
  Revenue (tax equivalent basis)            $      8,341   $       6,103   $      7,133
  Net Income                                       1,571           1,166          1,440
  Basic EPS                                         2.05            1.52           1.87
  Diluted EPS                                       2.03            1.51           1.85
  Cash Dividends Per Share                          0.82            0.61           0.79
  Return on Average Common
    Shareholders' Equity                           16.59%          16.59%         16.37%
  Return on Average Assets                          1.55            1.56           1.45
  Efficiency Ratio                                  65.7            65.8           66.0

  Assets                                    $    102,074   $     101,766   $     94,529
  Loans                                           40,726          42,143         35,781
  Securities                                      27,326          26,230         23,802
  Deposits - Domestic                             37,374          34,807         35,558
           - Foreign                              27,050          26,270         23,163
  Long-Term Debt                                   7,819           7,529          6,121
  Common Shareholders' Equity                      9,864           9,608          9,290

  Common Shareholders'
   Equity Per Share                         $      12.79   $       12.48   $      11.94
  Market Value Per Share
   of Common Stock                                 31.85           29.41          33.42

  Allowance for Loan Losses as
   a Percent of Total Loans                         1.01%           1.33%          1.65%
  Allowance for Loan Losses as
   a Percent of Non-Margin Loans                    1.19            1.57           1.99
  Total Allowance for Credit Losses as
   a Percent of Total Loans                         1.39            1.68           2.06
  Total Allowance for Credit Losses as
   a Percent of Non-Margin Loans                    1.63            1.97           2.48


  Tier 1 Capital Ratio                              8.35            7.93           8.31
  Total Capital Ratio                              12.44           12.20          12.21
  Leverage Ratio                                    6.59            6.59           6.41
  Tangible Common Equity Ratio                      5.57            5.32           5.56

  Employees                                       23,451          23,081         23,363


                               THE BANK OF NEW YORK COMPANY, INC.
                                      Financial Highlights
                        (Dollars in millions, except per share amounts)
                                           (Estimated)


                                             December 31,   September 30,   December 31,
                                                2005           2005            2004
                                             ------------   -------------   ------------


  Assets Under Custody (In trillions)
  -----------------------------------
  Assets Under Custody                      $       10.9   $        10.3   $        9.7
   Equity Securities                                  32%             31%            35%
   Fixed Income Securities                            68              69             65
  Cross-Border Assets Under Custody         $        3.4   $	     3.1   $        2.7


  Assets Under Management (In billions)
  -------------------------------------
  Total Assets Under Management                      105             106            102
   Equity Securities                                  35%             34%            36%
   Fixed Income Securities                            20              21             21
   Alternative Investments                            14              14             15
   Liquid Assets                                      31              31             28


Notes:
(1) In 2004, the Company recorded several gains and charges that in the aggregate reduced reported earnings by 3 cents per share. These items were recorded in the first and fourth quarters of 2004 and are summarized in the table below.

(In millions)          Applicable  Income Statement  Pre-Tax        After-Tax
Item                   Quarter        Caption        Income   Tax    Income
--------------------  ----------  ----------------  -------  -----  ---------

Net Interest Income(a)
----------------------
SFAS 13 cumulative
 lease adjustment-       First    Net Interest
 (leasing portfolio)               Income           $  (145) $ 113  $    (32)

 lease adjustment -
 (cross-border           Fourth   Net Interest
  rail equipment leases)           Income                89    (37)       52

 lease adjustment -      Fourth   Net Interest
 (aircraft leases)                  Income              (10)     4        (6)
                                                    -------  -----  --------
Subtotal-Net Interest
 Income                                                 (66)    80        14

Aircraft leases/other    Fourth   Provision for
                                   Credit Losses          7     (3)        4
Subtotal-Net Interest
 Income After Provision                             -------  -----  --------
 for Credit Losses                                      (59)    77        18

Noninterest Income (b)
----------------------
Gain on sale of
 Wing Hang               First    Other Income           48    (21)       27

Gain on sponsor          First    Securities
 fund investments                  Gains                 19     (7)       12

Aircraft leases          Fourth   Other Income            3     (1)        2

Subtotal-Noninterest                                -------  -----  --------
 Income                                                  70    (29)       41

Noninterest Expense (c)
-----------------------
Severance tied to        First    Salaries and
 relocations                       Employee Benefits    (10)     4        (6)

Lease terminations       First    Net Occupancy          (8)     3        (5)

Charge for the
 RW Matter               Fourth   Other Expense         (30)     8       (22)

Subtotal-Noninterest                                -------  -----  --------
 Expense                                                (48)    15       (33)

Federal tax reserve
 adjustment related to
 LILO exposure           Fourth   Income Tax              -    (50)      (50)
                                                    -------  -----  --------
Total                                               $   (37) $  13  $    (24)
                                                    =======  =====  ========

   (a) An after-tax charge of $32 million resulting from a cumulative adjustment to the leasing portfolio was triggered under Statement of Financial Accounting Standards No. 13 "Accounting for Leases" ("SFAS 13") by the combination of a reduction in state and local taxes and a restructuring of the lease portfolio completed in the first quarter.
The SFAS 13 adjustment impacts the timing of lease income reported by the Company, and resulted in a reduction in net interest income of $145 million, offset by tax benefits of $113 million.

     An after-tax benefit of $52 million resulted from a SFAS 13 cumulative adjustment to the leasing portfolio for customers exercising their early buy-out ("EBO") options. The Company's leasing portfolio contains a number of large cross-border leveraged leases where the lessee has an early buy-out option to purchase the leased assets, generally railcars and related assets. Given a confluence of economic factors, the value of the leased equipment currently exceeds the exercise price of the early buy-out option.
The Company offered financial incentives to these lessees to accelerate the exercise of their early buy-out options. As a result, several lessees agreed to this proposal, triggering the after-tax $52 million gain.
The gain results from the recognition of lease income over a shorter time frame, since the term of the lease has been shortened to the early buy-out date.

     Net investment in aircraft leases was impacted by a $6 million after-tax adjustment related to aircraft leased to two airlines.
The Company recorded a $7 million reduction in the provision for credit losses which largely reflects release of reserves on the aircraft leases.

     (b) A $27 million after-tax gain on the sale of a portion of the Company's interest in Wing Hang Bank Limited ("Wing Hang"), a Hong Kong based bank, was recorded in other income, and $19 million ($12 million after-tax) of higher than anticipated securities gains in the first quarter resulted from realized gains on sponsor fund investments in Kinkos, Inc., Bristol West Holdings, Inc., Willis Group Holdings, Ltd., and True Temper Sports, Inc.

     The Company also had an after-tax gain of $2 million on the sale of a leased aircraft.

     (c) The Company also took several actions associated with its long-term cost reduction initiatives. These actions included an after-tax severance charge of $6 million related to staff reductions tied to job relocations and a $5 million after-tax charge for terminating high cost leases associated with the staff redeployments.

     The Company recorded an after-tax expense of $22 million in connection with the settlement of the RW Professional Leasing Services Corp. matter ("RW Matter"). This expense is only partially tax deductible.

     The Company had several appellate conferences with the IRS related to the Company's cross-border leveraged lease transactions in December of 2004 and January 2005. Based on a revision to the probabilities and costs assigned to litigation and settlement outcomes, the Company recorded a $50 million expense associated with increasing the tax reserve on these transactions.

(2) A number of amounts related to net interest income are presented on a "tax equivalent basis". The Company believes that this presentation provides comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards.

(3) The Company participates in unconsolidated investments that own real estate qualifying for low income housing tax credits based on Section 42 of the Internal Revenue Code. The Company's share of operating losses generated by these investments is recorded as other income. The Company has historically netted the tax credits generated by these investments against the related operating losses. The Company has reviewed this accounting method and has decided to record these tax credits as a reduction of income tax expense.
Prior period results for other income and income tax expense have been reclassified and did not have an impact on net income. See pages 43 to 45 of the Company's September 30, 2005 Form 10-Q.

(4) Operating leverage is measured by comparing the rate of increase in revenue to the rate of increase in expenses. The chart below shows the computation of operating leverage. The core numbers reflect adjustment for the items detailed in Note 1.

Operating Leverage

(Dollars in million)

                                    4Q 2005                 4Q 2004
                           ---------------------    ---------------------   % Change    % Change
                           Reported   Adj   Core    Reported   Adj   Core    Reported     Core
                           --------   ---   ----    --------   ---   ----   ---------   --------
Noninterest Income         $1,274   $ -   $1,274     $1,176   $ (3)   $1,173      8.3%     8.6%

Net Interest Income           492     -      492        527    (79)      448     (6.6)     9.8

Total Revenue               1,766     -    1,766      1,703    (82)    1,621      3.7      8.9

Total Expense               1,148     -    1,148      1,097    (30)    1,067      4.6      7.6

Operating Leverage                                                               (0.9)%    1.3%
                                                                                 =====    ====

                                  4Q 2005                 3Q 2005
                           ---------------------    ---------------------   % Change    % Change
                           Reported   Adj   Core    Reported   Adj   Core    Reported     Core
                           --------   ---   ----    --------   ---   ----   ---------   --------

Noninterest Income         $1,274   $ -   $1,274     $1,248   $  -    $1,248      2.1%     2.1%

Net Interest Income           492     -      492        492      -       492        -        -

Total Revenue               1,766     -    1,766      1,740      -     1,740      1.5      1.5

Total Expense               1,148     -    1,148      1,135      -     1,135      1.1      1.1

Operating Leverage                                                                0.4%     0.4%
                                                                                 =====    =====

                                    2005                     2004
                           ---------------------    ---------------------   % Change    % Change
                           Reported   Adj   Core    Reported   Adj   Core    Reported     Core
                           --------   ---   ----    --------   ---   ----   ---------   --------

Noninterest Income         $4,956   $ -   $4,956     $4,650   $(70)   $4,580      6.6%     8.2%

Net Interest Income         1,909     -    1,909      1,645     66     1,711     16.0     11.6

Total Revenue               6,865     -    6,865      6,295     (4)    6,291      9.1      9.1

Total Expense               4,483     -    4,483      4,122    (48)    4,074      8.8     10.0

Operating Leverage                                                                0.3%    (0.9)%
                                                                                 =====    =====

FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market and trading activity, changes in customer credit quality, market performance, the effects of capital reallocation, portfolio performance, changes in regulatory expectations and standards, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements and Factors That Could Affect Future Results" in the Company's 2004 Form 10-K and Third Quarter 2005 Form 10-Q which have been filed with the SEC and are available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events that have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached.)

Contact Information

Media:                                             Investors:
---------                                          -------------
R. Jeep Bryant, MD                                 Joseph F. Murphy, MD
(212) 635-1569                                     (212) 635-7740

                                   THE BANK OF NEW YORK COMPANY, INC.
                                   Consolidated Statements of Income
                            (Dollars in millions, except per share amounts)
                                              (Unaudited)
                                                      For the three               For the year
                                                       months ended   Percent        ended       Percent
                                                      December 31,      Inc/      December 31,     Inc/
                                                    2005     2004      (Dec)      2005    2004     (Dec)
                                                    ----     ----     -------     ----    ----   -------
Interest Income
---------------
Loans                                              $  423   $  401       5%    $1,505  $1,080      39%
Margin loans                                           79       48      65        267     156      71
Securities
  Taxable                                             282      197      43        976     741      32
  Exempt from Federal Income Taxes                     10       11      (9)        40      40       -
                                                   ------   ------             ------  ------
                                                      292      208      40      1,016     781      30
Deposits in Banks                                      68       81     (16)       274     305     (10)
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                              40       27      48        142      80      78
Trading Assets                                         54       17     218        152      51     198
                                                   ------   ------             ------  ------
    Total Interest Income                             956      782      22      3,356   2,453      37
                                                   ------   ------             ------  ------
Interest Expense
----------------
Deposits                                              303      164      85        955     548      74
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                          12        6     100         35      15     133
Other Borrowed Funds                                   25       25       -         58      52      12
Customer Payables                                      40       19     111        128      57     125
Long-Term Debt                                         84       41     105        271     136      99
                                                   ------   ------             ------  ------
    Total Interest Expense                            464      255      82      1,447     808      79
                                                   ------   ------             ------  ------
Net Interest Income                                   492      527      (7)     1,909   1,645      16
Provision for Credit Losses                            10       (7)   (243)        15      15       -
                                                   ------   ------             ------  ------
Net Interest Income After Provision for
  Credit Losses                                       482      534     (10)     1,894   1,630      16
                                                   ------   ------             ------  ------
Noninterest Income
------------------
Servicing Fees
 Securities                                           815      741      10      3,148   2,857      10
 Global Payment Services                               68       72      (6)       294     319      (8)
                                                   ------   ------             ------  ------
                                                      883      813       9      3,442   3,176       8
Private Client Services and Asset Management Fees     127      115      10        490     448       9
Service Charges and Fees                               94       98      (4)       382     384      (1)
Foreign Exchange and Other Trading Activities          99       90      10        391     364       7
Securities Gains                                       18       18       -         68      78     (13)
Other                                                  53       42      26        183     200      (9)
                                                   ------   ------             ------  ------
    Total Noninterest Income                        1,274    1,176       8      4,956   4,650       7
                                                   ------   ------             ------  ------
Noninterest Expense
-------------------
Salaries and Employee Benefits                        647      617       5      2,549   2,324      10
Net Occupancy                                          84       75      12        323     305       6
Furniture and Equipment                                53       51       4        208     204       2
Clearing                                               50       45      11        187     176       6
Sub-custodian Expenses                                 24       22       9         96      87      10
Software                                               53       43      23        215     193      11
Communications                                         26       23      13         95      93       2
Amortization of Intangibles                            12        9      33         40      34      18
Other                                                 199      212      (6)       770     706       9
                                                   ------   ------             ------  ------
    Total Noninterest Expense                       1,148    1,097       5      4,483   4,122       9
                                                   ------   ------             ------  ------
Income Before Income Taxes                            608      613      (1)     2,367   2,158      10
Income Taxes                                          203      262     (23)       796     718      11
                                                   ------   ------             ------  ------
Net Income                                         $  405   $  351      15     $1,571  $1,440       9
                                                   ======   ======             ======  ======
Per Common Share Data:
---------------------
   Basic Earnings                                  $ 0.53   $ 0.45      18     $ 2.05  $ 1.87      10
   Diluted Earnings                                  0.53     0.45      18       2.03    1.85      10
   Cash Dividends Paid                               0.21     0.20       5       0.82    0.79       4
Diluted Shares Outstanding                            771      780      (1)       773     778      (1)

                                   THE BANK OF NEW YORK COMPANY, INC.
                                      Consolidated Balance Sheets
                            (Dollars in millions, except per share amounts)
                                             (Unaudited)
                                                       December 31, 2005       December 31, 2004
                                                      ------------------       -----------------
Assets
------
Cash and Due from Banks                               $            3,515       $           3,886
Interest-Bearing Deposits in Banks                                 8,644                   8,192
Securities
  Held-to-Maturity                                                 1,977                   1,886
  Available-for-Sale                                              25,349                  21,916
                                                      ------------------       -----------------
    Total Securities                                              27,326                  23,802
Trading Assets at Fair Value                                       5,930                   4,627
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                          2,425                   5,708
Loans (less allowance for loan losses of $411 in 2005
  and $591 in 2004)                                               40,315                  35,190
Premises and Equipment                                             1,060                   1,097
Due from Customers on Acceptances                                    233                     137
Accrued Interest Receivable                                          391                     285
Goodwill                                                           3,619                   3,477
Intangible Assets                                                    811                     793
Other Assets                                                       7,805                   7,335
                                                      ------------------       -----------------
     Total Assets                                     $          102,074       $          94,529
                                                      ==================       =================
Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)   $           18,236       $          17,442
 Interest-Bearing
   Domestic Offices                                               19,522                  18,692
   Foreign Offices                                                26,666                  22,587
                                                      ------------------       -----------------
     Total Deposits                                               64,424                  58,721
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                                   834                   1,205
Trading Liabilities                                                2,401                   2,873
Payables to Customers and Broker-Dealers                           8,623                   8,664
Other Borrowed Funds                                                 860                     533
Acceptances Outstanding                                              235                     139
Accrued Taxes and Other Expenses                                   4,135                   4,452
Accrued Interest Payable                                             170                     113
Other Liabilities (including allowance for
  lending-related commitments of
  $154 in 2005 and $145 in 2004)                                   2,709                   2,418
Long-Term Debt                                                     7,819                   6,121
                                                      ------------------       -----------------
     Total Liabilities                                            92,210                  85,239
                                                      ------------------       -----------------
Shareholders' Equity
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  1,049,865,076 shares in 2005 and
  1,044,841,603 shares in 2004                                     7,874                   7,836
 Additional Capital                                                1,909                   1,790
 Retained Earnings                                                 7,089                   6,162
 Accumulated Other Comprehensive Income                             (146)                     (6)
                                                      ------------------       -----------------
                                                                  16,726                  15,782
 Less: Treasury Stock (278,532,777 shares in 2005
        and 266,720,629 shares in 2004), at cost                   6,855                   6,492
       Loan to ESOP (203,507 shares in 2005), at cost                  7                       -
                                                      ------------------       -----------------
     Total Shareholders' Equity                                    9,864                   9,290
                                                      ------------------       -----------------
     Total Liabilities and Shareholders' Equity       $          102,074       $          94,529
                                                      ==================       =================
------------------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date.


                                  THE BANK OF NEW YORK COMPANY, INC.
                      Average Balances and Rates on a Taxable Equivalent Basis
                                           (Preliminary)
                                       (Dollars in millions)

                                                 For the three months          For the three months
                                              ended December 31, 2005       ended December 31, 2004
                                         -----------------------------  ---------------------------
                                          Average             Average   Average             Average
                                          Balance   Interest   Rate     Balance   Interest   Rate
                                         --------   --------  --------  -------   --------  -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                     $   8,369  $     68    3.20%  $  10,825  $     81    2.99%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements           4,305        40    3.72       5,364        27    2.03
Margin Loans                                 6,470        79    4.87       6,378        48    2.98
Loans
 Domestic Offices                           23,396       291    4.94      22,766       316    5.52
 Foreign Offices                            10,885       132    4.81      10,234        86    3.33
                                         ---------  --------           ---------  --------
   Non-Margin Loans                         34,281       423    4.90      33,000       402    4.84
                                         ---------  --------           ---------  --------
Securities
 U.S. Government Obligations                   226         2    4.17         291         2    3.08
 U.S. Government Agency Obligations          3,992        43    4.27       3,550        31    3.47
 Obligations of States and
  Political Subdivisions                       219         4    6.71         209         4    8.01
 Other Securities                           22,428       249    4.46      19,308       178    3.69
 Trading Securities                          4,929        55    4.40       1,962        18    3.56
                                         ---------  --------           ---------  --------
   Total Securities                         31,794       353    4.44      25,320       233    3.68
                                         ---------  --------           ---------  --------
Total Interest-Earning Assets               85,219       963    4.50%     80,887       791    3.89%
                                                    --------           ---------  --------
Allowance for Credit Losses                   (562)                         (595)
Cash and Due from Banks                      3,401                         3,759
Other Assets                                17,009                        15,916
                                         ---------                     ---------
   TOTAL ASSETS                          $ 105,067                     $  99,967
                                         =========                     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts              $   6,260  $     32    2.03%  $   6,648  $     17    1.04%
 Savings                                     8,310        29    1.39       9,095        18    0.80
 Certificates of Deposit
  $100,000 & Over                            3,579        38    4.16       3,285        17    2.02
 Other Time Deposits                         2,199        16    2.86         919         4    1.62
 Foreign Offices                            28,536       188    2.62      25,410       108    1.70
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Deposits           48,884       303    2.46      45,357       164    1.44
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                  1,348        12    3.55       1,407         6    1.58
Other Borrowed Funds                         1,966        25    4.95       3,494        25    2.81
Payables to Customers and Broker-Dealers     5,979        40    2.65       5,886        19    1.26
Long-Term Debt                               7,577        84    4.36       6,176        41    2.64
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Liabilities        65,754       464    2.79%     62,320       255    1.63%
                                                    --------           ---------  --------
Noninterest-Bearing Deposits                15,986                        15,659
Other Liabilities                           13,628                        12,892
Common Shareholders' Equity                  9,699                         9,096
                                         ---------                     ---------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                  $ 105,067                     $  99,967
                                         =========                     =========
Net Interest Earnings
 and Interest Rate Spread                           $    499    1.71%             $    536    2.26%
                                                    ========  =======             ========  =======
Net Yield on Interest-Earning Assets                            2.35%                         2.64%
                                                              =======                       =======


                                       THE BANK OF NEW YORK COMPANY, INC.
                          Average Balances and Rates on a Taxable Equivalent Basis
                                                 (Preliminary)
                                             (Dollars in millions)

                                                     For the year ended          For the year ended
                                                      December 31, 2005           December 31, 2004
                                             --------------------------  --------------------------
                                             Average            Average  Average            Average
                                             Balance  Interest   Rate    Balance  Interest   Rate
                                             -------  --------  -------  -------  --------  -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                        $  8,996  $    274    3.04%  $11,675  $    305    2.62%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements             4,685       142    3.03     6,562        80    1.22
Margin Loans                                   6,403       267    4.17     6,342       156    2.46
Loans
 Domestic Offices                             22,805     1,051    4.61    21,853       799    3.65
 Foreign Offices                              10,474       454    4.33     9,583       283    2.95
                                            ---------  --------          -------  --------
   Non-Margin Loans                           33,279     1,505    4.52    31,436     1,082    3.44
                                            ---------  --------          -------  --------
Securities
 U.S. Government Obligations                     273         9    3.43       415        11    2.58
 U.S. Government Agency Obligations            3,766       153    4.05     3,853       128    3.33
 Obligations of States and
  Political Subdivisions                         215        15    6.95       229        17    7.41
 Other Securities                             20,948       867    4.14    18,455       652    3.53
 Trading Securities                            3,549       153    4.34     2,094        52    2.50
                                            ---------  --------          -------- --------
   Total Securities                           28,751     1,197    4.16    25,046       860    3.43
                                            ---------  --------          -------- --------
Total Interest-Earning Assets                 82,114     3,385    4.12%   81,061     2,483    3.06%
                                                       --------          --------
Allowance for Credit Losses                     (574)                       (623)
Cash and Due from Banks                        3,357                       3,151
Other Assets                                  16,538                      15,751
                                            --------                    --------
   TOTAL ASSETS                             $101,435                    $ 99,340
                                            ========                    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts                 $  6,767  $    109    1.62%  $ 6,648  $     54    0.81%
 Savings                                       8,695       101    1.16     9,224        65    0.71
 Certificates of Deposit
  $100,000 & Over                              3,167       108    3.40     3,706        55    1.49
 Other Time Deposits                           1,378        35    2.57       955        15    1.57
 Foreign Offices                              26,561       602    2.26    25,757       359    1.39
                                            --------  --------           -------  --------
  Total Interest-Bearing Deposits             46,568       955    2.05    46,290       548    1.18
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                    1,284        35    2.73     1,551        15    0.99
Other Borrowed Funds                           1,865        58    3.10     2,675        52    1.93
Payables to Customers and Broker-Dealers       6,014       128    2.12     6,361        57    0.89
Long-Term Debt                                 7,312       271    3.67     6,152       136    2.19
                                            --------  --------           -------  --------
  Total Interest-Bearing Liabilities          63,043     1,447    2.29%   63,029       808    1.28%
                                                      --------           -------  --------
Noninterest-Bearing Deposits                  15,647                      14,766
Other Liabilities                             13,272                      12,748
Common Shareholders' Equity                    9,473                       8,797
                                            --------                    --------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                     $101,435                    $ 99,340
                                            ========                    ========
Net Interest Earnings
 and Interest Rate Spread                             $  1,938    1.83%           $  1,675    1.78%
                                                      ========  =======           ========  =======
Net Yield on Interest-Earning Assets                              2.36%                       2.07%
                                                                =======                     =======